Exhibit 25.01

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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

_________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

___________________________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

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JPMorgan Chase Bank
(Exact name of trustee as specified in its charter)

New York                                                                                                                                                     13-4994650
(State of incorporation                                                                                                                                 (I.R.S. employer
if not a national bank)                                                                                                                                 identification No.)

270 Park Avenue
New York, New York                                                                                                                                        10017
(Address of principal executive offices)                                                                                                              (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

____________________________________________

Entergy Gulf States Inc.
(Exact name of obligor as specified in its charter)

Texas                                                                                                                                                                 74-0662730
(State or other jurisdiction of                                                                                                                             (I.R.S. employer
incorporation or organization)                                                                                                                            identification No.)

350 Pine Street
Beaumont, Texas                                                                                                                                                     77701
(Address of principal executive offices)                                                                                                                    (Zip Code)

First Mortgage Bonds
(Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

        New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551

        Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)    Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2. Affiliations with the Obligor and Guarantors.

If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 6th day of May, 2003.

                                                                                                            JPMORGAN CHASE BANK

                                                                                                            By /s/ James D. Heaney
                                                                                                                    James D. Heaney
                                                                                                                    Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business December 31, 2002, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts in Millions
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$ 18,102
Interest-bearing balances		8,392
Securities:
Held to maturity securities		396
Available for sale securities		79,372
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices		16,164
Securities purchased under agreements to resell		67,327
Loans and lease financing receivables:
Loans and leases held for sale		24,545
Loans and leases, net of unearned income	$ 159,647
Less: Allowance for loan and lease losses	3,572
Loans and leases, net of unearned income and allowance		156,075
Trading Assets		194,198
Premises and fixed assets (including capitalized leases)		6,280
Other real estate owned		104
Investments in unconsolidated subsidiaries and associated companies		678
Customers' liability to this bank on acceptances outstanding		349
Intangible assets
Goodwill		2,159
Other Intangible assets		3,315
Other assets		44,932
TOTAL ASSETS		$ 622,388

		Dollar Amounts in Millions
LIABILITIES
Deposits
In domestic offices		$ 171,786
Noninterest bearing	$ 75,101
Interest-bearing	96,685
In foreign offices, Edge and Agreement subsidiaries and IBF's		128,780
Noninterest bearing	$ 7,380
Interest-bearing	121,400

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,701
Securities sold under agreements to repurchase		120,579
Trading liabilities		118,113
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		8,388
Bank's liability on acceptances executed and outstanding		356
Subordinated notes and debentures		8,528
Other liabilities		24,520
TOTAL LIABILITIES		586,751
Minority Interest in consolidated subsidiaries		97

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		16,304
Retained earnings		16,347
Accumulated other comprehensive income		1,104
Other equity capital components		0
TOTAL EQUITY CAPITAL		35,540

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$ 622,388

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.  )
ELLEN V. FUTTER                 ) DIRECTORS
FRANK A. BENNACK, JR. )